EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 9, 2004, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Koss Corporation on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Grant Thornton LLP

Milwaukee, Wisconsin
November 22, 2004